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                                   EXHIBIT 5.0
                               POLLET & RICHARDSON
                                a Law Corporation
                              10900 Wilshire Blvd.
                                    Suite 500
                          Los Angeles, California 90024
                               Tel (310) 208-1183
                               Fax (310) 208-1154

                                 March 19, 2002

U.S. Microbics, Inc.
5922-B Farnsworth Court
Carlsbad, California 92008

         Re:      2001 CONSULTANTS STOCK PLAN
                  ---------------------------

Ladies and Gentlemen:

         We have acted as counsel to U.S. Microbics, Inc., a Colorado corporation (the "Company") in connection with the preparation and the filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-8 relating to the additional 2,000,000 shares of the Company's common stock, par value $0.0001 (the "Shares") and the amendment to the reoffer prospectus contained therein.

           In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares, when issued will be legally issued, fully paid, and nonassessable under the Colorado Corporations Code.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                            POLLET & RICHARDSON,
                                            A LAW CORPORATION

                                                     /s/ Nimish Patel
                                            By:  ______________________________
                                                     Nimish Patel